Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL ANNOUNCES SECOND QUARTER 2020 RESULTS

DALLAS, Texas, (August 10, 2020) - Hallmark Financial Services, Inc. (“Hallmark Financial”) (NASDAQ: HALL) today announced financial results for the second quarter and six months ended June 30, 2020.

	Second Quarter		Year-to-Date
$ in millions (unaudited):	2020	2019	2020	2019
Net Income (Loss)	$6.7	$13.0	$(57.6)	$28.1
Operating Earnings (1)	$5.1	$7.6	$9.7	$13.2

$ per diluted share:
Net Income (Loss)	$0.37	$0.71	$(3.18)	$1.54
Operating Earnings (1)	$0.28	$0.42	$0.53	$0.73

(1)	See “Non-GAAP Financial Measures” below

Second Quarter 2020 Highlights (all comparisons to same prior year period):

•	Hallmark Financial reported a net combined ratio of 98.4% as compared to 94.5% for the second quarter of 2019. During the first quarter of 2020, the Company announced its decision to exit the Binding Primary Auto business. The second quarter net combined ratio was negatively impacted by 2.6 points from this discontinued line of business.

•	Hallmark Financial saw continued momentum on rate increases, as rates were up an average of 18% for all lines and 23% for the Specialty Commercial Segment.

•	Gross premiums written decreased 16% to $183.6 million

•	Net premiums written decreased 12% to $109.0 million

•	Net premiums earned increased 18% to $125.6 million

•	Net income of $6.7 million, or $0.37 per diluted share, compared to net income of $13.0 million, or $0.71 per diluted share

•	Operating earnings of $5.1 million, or $0.28 per diluted share, compared to $7.6 million, or $0.42 per diluted share (see “Non-GAAP Financial Measures” below)

•	Net investment gains of $2.1 million compared to net investment gains of $6.8 million

•	Net catastrophe losses of $6.6 million, inclusive of $3.7 million net losses for COVID-19 claims, contributed 5.2 points to the net combined ratio compared to $2.0 million contributing 1.9 points

Hallmark Financial Services, Inc.

Two Lincoln Centre

5420 Lyndon B Johnson Freeway, Suite 1100

Dallas, Texas 75240-2345

www.hallmarkgrp.com

Year-to-Date 2020 Highlights (all comparisons to same prior year period):

•	Hallmark Financial reported a net combined ratio of 98.0% as compared to 95.4% for the first six months of 2019. During the first quarter of 2020, the Company announced its decision to exit the Binding Primary Auto business. The year-to-date combined ratio was negatively impacted by 5.0 points from this discontinued line of business.

•	Hallmark Financial saw continued momentum on rate increases, as rates were up an average of 15% for all lines and 19% for the Specialty Commercial Segment.

•	Gross premiums written decreased 5% to $385.2 million

•	Net premiums written decreased 2% to $235.5 million

•	Net premiums earned increased 21% to $249.5 million

•	Net loss of $57.6 million, or $3.18 per diluted share, compared to net income of $28.1 million, or $1.54 per diluted share

•	Operating earnings of $9.7 million, or $0.53 per diluted share, compared to $13.2 million, or $0.73 per diluted share (see “Non-GAAP Financial Measures” below)

•	Net investment losses of ($27.3) million compared to net investment gains of $18.8 million

•	Net catastrophe losses of $12.6 million, inclusive of $5.0 million net losses for COVID-19 claims, contributed 5.0 points to the net combined ratio compared to $4.0 million contributing 2.0 points

•	In connection with its normal process for evaluating impairment triggering events during the first quarter of 2020, the Company determined that a significant decline in its market capitalization below its stockholders’ equity indicated the impairment of the goodwill and indefinite-lived intangible assets included in its balance sheet. As a result, the Company took a $44.7 million charge to goodwill and a $1.3 million charge to indefinite-lived assets as of March 31, 2020.

Naveen Anand, President and Chief Executive Officer, commented, “While the Company has had numerous challenges to overcome this year, through the efforts of our employees, board of directors, and business partners, we have worked to onboard a new auditor, regain Nasdaq compliance, and timely file our second quarter financial results. It is no small feat that this was all accomplished in the midst of the COVID-19 challenges, where the Company transitioned quickly and effectively to become an almost entirely remote workforce. It is quite remarkable what our employees have been able to accomplish.”

“Our exit from the Binding Primary Auto business, following growing severity in claims from prior years, combined with our efforts to secure reinsurance on the prior year reserves associated with this business, will serve to limit the Company’s future exposure and reduce the volatility associated with a book of business that has been responsible for the vast majority of the Company’s net unfavorable prior year reserve development over the past 5 years,” continued Mr. Anand.

“Additionally, while we have reduced premium targets in certain lines of business, we continue to capitalize on favorable market opportunities that have continued to accelerate throughout the current year. While seeking to reduce exposure through limits deployment and limiting terms and conditions, we also experienced continued momentum on rate increases, with rates up an average of 18% for all lines and 23% for the Specialty Commercial Segment in the second quarter of 2020 compared to last year. Excluding the Binding Primary Auto business presently in runoff, gross premiums declined by 3.4% in the quarter and increased by 5.7% on a year-to-date basis compared to 2019.” said Mr. Anand.

	Second Quarter			Year-to-Date
($ in thousands, unaudited)	2020	2019	% Change	2020	2019	% Change
Gross premiums written	183,644	218,236	-16%	385,233	405,552	-5%
Net premiums written	108,987	123,843	-12%	235,492	241,246	-2%
Net premiums earned	125,596	106,499	18%	249,529	205,529	21%
Investment income, net of expenses	3,196	5,412	-41%	7,654	10,523	-27%
Investment gains (losses), net	2,058	6,817	-70%	(27,272)	18,754	-245%
Net income (loss)	6,701	13,029	-49%	(57,609)	28,054	-305%
Operating earnings (1)	5,075	7,644	-34%	9,659	13,238	-27%
Net income (loss) per share - basic	$0.37	$0.72	-49%	$(3.18)	$1.55	-305%
Net income (loss) per share - diluted	$0.37	$0.71	-48%	$(3.18)	$1.54	-306%
Operating earnings per share - diluted (1)	$0.28	$0.42	-33%	$0.53	$0.73	-27%
Book value per share	$11.14	$15.98	-30%

(1)	See “Non-GAAP Financial Measures” below

Second Quarter and Year-to-Date 2020 Financial Review

Gross Premiums Written

During the three and six months ended June 30, 2020, Hallmark Financial’s gross premiums written were $183.6 million and $385.2 million, respectively, representing a decrease of 16% and 5%, respectively, from the $218.2 million and $405.6 million in gross premiums written for the same periods in 2019.

Net Premiums Written

During the three and six months ended June 30, 2020, Hallmark Financial’s net premiums written were $109.0 million and $235.5 million, respectively, representing a decrease of 12% and 2%, respectively, from the $123.8 million and $241.2 million in net premiums written for the same periods of 2019.

Net Premiums Earned

Hallmark Financial’s net premiums earned were $125.6 million and $249.5 million for the three and six months ended June 30, 2020, respectively, representing a 18% and 21% increase, respectively, from the $106.5 million and $205.5 million in net premiums earned for the same periods in 2019.

Investments

During the three and six months ended June 30, 2020, net investment income was $3.2 million and $7.7 million, respectively, as compared to $5.4 million and $10.5 million during the same periods in 2019. Net investment gains were $2.1 million for the three months ended June 30, 2020 as compared to net investment gains of $6.8 million for the same period the prior year. Net investment losses were $27.3 million for the six months ended June 30, 2020 as compared to net investment gains of $18.8 million for the same period the prior year.

The declines in net investment income were primarily due to lower interest rates in the first half of 2020 compared to the prior year and an increase in the proportion of short-term investments held relative to longer maturity investments. The net investment losses in the first half of 2020 were primarily due to an overall reduction of investment in equity securities in the first quarter of 2020 during the historic market declines associated with the novel coronavirus (COVID-19) pandemic.

At June 30, 2020 fixed-income securities were $553.3 million, with a tax equivalent book yield of 2.2% compared to 3.6% as of June 30, 2019. As of June 30, 2020, the fixed-income portfolio had an average modified duration of 0.9 years and 90% of the securities had remaining time to maturity of five years or less. As of June 30, 2020, 3% of the investment portfolio was invested in equity securities.

At June 30, 2020, total investments were $571.6 million. Cash and cash equivalents, including restricted cash were $128.5 million. Total investments, cash and cash equivalents, and restricted cash were $700.0 million or $38.59 per share.

Pre-Tax Income

Hallmark Financial had pre-tax income of $5.6 million for the three months ended June 30, 2020, as compared to pre-tax income of $16.5 million reported during the same period in 2019. Hallmark Financial had a pre-tax loss of $64.0 million for the six months ended June 30, 2020, as compared to pre-tax income of $35.4 million reported during the same period in 2019.

The decline in pre-tax results for the three months ended June 30, 2020 was predominately driven by adverse prior year net loss reserve development of $10.8 million as compared to $1.5 million for the same period the prior year, as well as the $4.8 million decline in net investment gains during the quarter as compared to the second quarter of 2019.

The decline in pre-tax results for the six months ended June 30, 2020 was predominately driven by the impairment of goodwill and other intangible assets of $46.0 million, net investment losses of $27.3 million as compared to net investment gains of $18.8 million reported during the same period in 2019 and unfavorable prior year net loss reserve development of $19.3 million as compared to $1.4 million reported for the same period the prior year.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

Losses and LAE for the three and six months ended June 30, 2020 increased $21.6 million and $45.0 million, respectively, as compared to the prior year periods due primarily to increased net premiums earned, as well as unfavorable net prior year reserve development. Hallmark Financial reported $10.8 million and $19.3 million, respectively, of net unfavorable prior year loss reserve development during the three and six months ended June 30, 2020 as compared to net unfavorable prior year loss reserve development of $1.5 million and $1.4 million, respectively, during the same periods the prior year.

Hallmark Financial had a net loss ratio of 75.5% for both the three and six months ended June 30, 2020 as compared to 68.8% and 69.7%, respectively, reported during the same periods in 2019. Catastrophe losses contributed 5.2 points and 5.0 points, respectively, to the net loss ratio for the three and six months ended June 30, 2020, as compared to 1.9 points and 2.0 points, respectively, for the same periods of the prior year. Included in the 2020 net catastrophe losses are reserves for COVID-19 claims that contributed 3.0 points and 2.0 points, respectively, to the total net loss ratio for the three and six months ended June 30, 2020.

The expense ratio was 22.9% and 22.5%, respectively, for the three and six months ended June 30, 2020 as compared to 25.7% and 25.7%, respectively, reported during the same periods in 2019. The Company reported a net combined ratio of 98.4% and 98.0%, respectively, for the three and six months ended June 30, 2020 as compared to 94.5% and 95.4%, respectively, during the same periods in 2019.

Net Income

Hallmark Financial reported net income of $6.7 million and a net loss of $57.6 million, respectively, for the three and six months ended June 30, 2020 as compared to net income of $13.0 million and $28.1 million for the three and six months ended June 30, 2019, respectively.

On a diluted basis per share, the Company reported net income of $0.37 per share and a net loss of $3.18 per share, respectively, for the three and six months ended June 30, 2020 as compared to net income of $0.71 per share and $1.54 per share, respectively, for the three and six months ended June 30, 2019.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share are calculated by excluding net investment gains and losses and impairment of goodwill and other intangible assets from GAAP net income. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Second Quarter 2020
Reported GAAP measures	$5,583	$(1,118)	$6,701	18,141	$0.37
Excluded investment (gains)/losses	$(2,058)	$(432)	$(1,626)	18,141	$(0.09)
Operating earnings	$3,525	$(1,550)	$5,075	18,141	$0.28
Second Quarter 2019
Reported GAAP measures	$16,484	$3,455	$13,029	18,251	$0.71
Excluded investment (gains)/losses	$(6,817)	$(1,432)	$(5,385)	18,251	$(0.30)
Operating earnings	$9,667	$2,023	$7,644	18,251	$0.42
Year-to-Date 2020
Reported GAAP measures	$(64,003)	$(6,394)	$(57,609)	18,132	$(3.18)
Excluded impairment of goodwill and other intangible assets	$45,996	$273	$45,723	18,132	$2.52
Excluded investment (gains)/losses	$27,272	$5,727	$21,545	18,132	$1.19
Operating earnings	$9,265	$(394)	$9,659	18,132	$0.53
Year-to-Date 2019
Reported GAAP measures	$35,402	$7,348	$28,054	18,250	$1.54
Excluded investment (gains)/losses	$(18,754)	$(3,938)	$(14,816)	18,250	$(0.81)
Operating earnings	$16,648	$3,410	$13,238	18,250	$0.73

About Hallmark Financial

Hallmark Financial is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries and offices in Dallas/Fort Worth, San Antonio, Chicago, Jersey City and Atlanta, Hallmark Financial markets, underwrites and services commercial and personal insurance in select markets. Hallmark Financial is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. David Webb, Senior Vice President of Corporate Development at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	Jun. 30	Dec. 31
($ in thousands, except par value)	2020	2019
	(unaudited)
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $552,266 in 2020 and $569,498 in 2019)	$553,322	$574,279
Equity securities (cost: $21,249 in 2020 and $71,895 in 2019)	17,949	99,215
Other investment (cost: $3,763 in 2020 and $3,763 in 2019)	295	2,169
Total investments	571,566	675,663
Cash and cash equivalents	126,619	53,336
Restricted cash	1,858	1,612
Ceded unearned premiums	144,169	164,221
Premiums receivable	128,924	148,288
Accounts receivable	5,046	4,286
Receivable for securities	1,304	12,581
Reinsurance recoverable	377,988	315,466
Deferred policy acquisition costs	23,110	22,994
Goodwill	-	44,695
Intangible assets, net	2,556	5,087
Federal income tax recoverable	9,258	8,995
Deferred federal income taxes, net	9,031	2,185
Prepaid expenses	3,654	2,603
Other assets	29,313	33,262
Total Assets	$1,434,396	$1,495,274
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance cost of $893 in 2020 and $942 in 2019)	$49,107	$49,058
Subordinated debt securities (less unamortized debt issuance cost of $820 in 2020 and $846 in 2019)	55,882	55,856
Reserves for unpaid losses and loss adjustment expenses	670,936	620,355
Unearned premiums	354,837	388,926
Reinsurance balances payable	55,818	59,274
Pension liability	1,223	1,388
Payable for securities	3	1,648
Accounts payable and other accrued expenses	44,418	55,487
Total Liabilities	1,232,224	1,231,992
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2019 and 2018	3,757	3,757
Additional paid-in capital	122,729	123,468
Retained earnings	102,961	160,570
Accumulated other comprehensive (loss) income	(2,243)	688
Treasury stock (2,731,335 shares in 2020 and 2,749,738 shares in 2019), at cost	(25,032)	(25,201)
Total Stockholders’ Equity	202,172	263,282
Total Liabilities & Stockholders' Equity	$1,434,396	$1,495,274

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except per share amounts, unaudited)	2020	2019	2020	2019
Gross premiums written	$183,644	$218,236	$385,233	$405,552
Ceded premiums written	(74,657)	(94,393)	(149,741)	(164,306)
Net premiums written	108,987	123,843	235,492	241,246
Change in unearned premiums	16,609	(17,344)	14,037	(35,717)
Net premiums earned	125,596	106,499	249,529	205,529

Investment income, net of expenses	3,196	5,412	7,654	10,523
Investment (losses) gains, net	2,058	6,817	(27,272)	18,754
Finance charges	1,528	1,797	3,172	3,531
Commission and fees	260	364	584	657
Other income	14	14	33	30
Total revenues	132,652	120,903	233,700	239,024

Losses and loss adjustment expenses	94,873	73,226	188,278	143,313
Operating expenses	30,259	29,336	59,407	56,582
Interest expense	1,320	1,240	2,788	2,493
Impairment of goodwill and other intangible assets	-	-	45,996	-
Amortization of intangible assets	617	617	1,234	1,234
Total expenses	127,069	104,419	297,703	203,622

(Loss) income before tax	5,583	16,484	(64,003)	35,402
Income tax (benefit) expense	(1,118)	3,455	(6,394)	7,348
Net (loss) income	$6,701	$13,029	$(57,609)	$28,054

Net (loss) income per share:
Basic	$0.37	$0.72	$(3.18)	$1.55
Diluted	$0.37	$0.71	$(3.18)	$1.54

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Jun. 30

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Gross premiums written	$138,627	$172,940	$23,842	$21,835	$21,175	$23,461	$-	$-	$183,644	$218,236
Ceded premiums written	(64,640)	(83,370)	(7,037)	(7,170)	(2,980)	(3,853)	-	-	(74,657)	(94,393)
Net premiums written	73,987	89,570	16,805	14,665	18,195	19,608	-	-	108,987	123,843
Change in unearned premiums	14,350	(20,216)	(404)	1,611	2,663	1,261	-	-	16,609	(17,344)
Net premiums earned	88,337	69,354	16,401	16,276	20,858	20,869	-	-	125,596	106,499

Total revenues	91,124	73,592	17,096	17,310	22,464	23,116	1,968	6,885	132,652	120,903

Losses and loss adjustment expenses	69,262	48,374	10,775	10,613	14,836	14,239	-	-	94,873	73,226

Pre-tax income (loss)	5,882	10,427	802	2,057	1,884	2,441	(2,985)	1,559	5,583	16,484

Net loss ratio (1)	78.4%	69.7%	65.7%	65.2%	71.1%	68.2%			75.5%	68.8%
Net expense ratio (1)	18.5%	22.1%	34.4%	29.0%	21.0%	23.3%			22.9%	25.7%
Net combined ratio (1)	96.9%	91.8%	100.1%	94.2%	92.1%	91.5%			98.4%	94.5%

Favorable (Unfavorable) Prior Year Development	(9,315)	(3,277)	(794)	1,778	(680)	29	-	-	(10,789)	(1,470)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Six Months Ended Jun. 30

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
Gross premiums written	$288,097	$307,339	$50,218	$47,363	$46,918	$50,850	$-	$-	$385,233	$405,552
Ceded premiums written	(128,604)	(140,731)	(14,500)	(15,273)	(6,637)	(8,302)	-	-	(149,741)	(164,306)
Net premiums written	159,493	166,608	35,718	32,090	40,281	42,548	-	-	235,492	241,246
Change in unearned premiums	15,816	(33,066)	(2,899)	1,560	1,120	(4,211)	-	-	14,037	(35,717)
Net premiums earned	175,309	133,542	32,819	33,650	41,401	38,337	-	-	249,529	205,529

Total revenues	183,244	141,559	34,732	35,683	44,787	42,599	(29,063)	19,183	233,700	239,024

Losses and loss adjustment expenses	130,145	94,323	22,630	22,264	35,503	26,726	-	-	188,278	143,313

Pre-tax income (loss)	22,174	18,395	1,518	3,564	(3,771)	4,014	(83,924)	9,429	(64,003)	35,402

Net loss ratio (1)	74.2%	70.6%	69.0%	66.2%	85.8%	69.7%			75.5%	69.7%
Net expense ratio (1)	18.1%	22.2%	32.9%	29.7%	24.7%	22.8%			22.5%	25.7%
Net combined ratio (1)	92.3%	92.8%	101.9%	95.9%	110.5%	92.5%			98.0%	95.4%

Net Favorable (Unfavorable) Prior Year Development	(12,468)	(5,203)	(919)	3,583	(5,961)	216			(19,348)	(1,404)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.